UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2015 (May 27, 2015)

UNIVERSAL AMERICAN CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35149 (Commission File Number)	27-4683816 (I.R.S. Employer Identification No.)

44 South Broadway, Suite 1200

White Plains, New York  10601

(Address of principal executive offices) (Zip Code)

(914) 934-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on May 27, 2015.  The following are the votes cast on each of the matters presented at the annual meeting:

1.         Election of Directors

Name	For	Against	Abstain	Broker Non-Votes
Richard A. Barasch	70,525,464	731,753	7,210	4,958,469
Sally W. Crawford	64,594,887	6,646,313	23,227	4,958,469
Matthew W. Etheridge	71,039,008	199,959	25,460	4,958,469
Mark K. Gormley	70,998,953	240,887	24,587	4,958,469
Mark. M. Harmeling	70,915,687	322,555	26,185	4,958,469
Patrick J. McLaughlin	71,035,366	204,362	24,699	4,958,469
Richard C. Perry	70,997,814	242,287	24,326	4,958,469
Thomas A. Scully	71,040,450	196,165	27,812	4,958,469
Robert A. Spass	70,954,188	285,340	24,899	4,958,469
George E. Sperzel	71,036,905	202,362	25,160	4,958,469
Sean M. Traynor	71,039,497	199,644	25,286	4,958,469

2.         Appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstain
76,133,554	78,080	11,262

3.         Non-binding, advisory vote with respect to the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
70,815,143	435,372	13,912	4,958,469

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 28, 2015

UNIVERSAL AMERICAN CORP.

By:	/s/ Tony L. Wolk
Name: Tony L. Wolk
Title: EVP, General Counsel and Secretary